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Exhibit 32

The Dayton Power and Light Company

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of The Dayton Power and Light Company (the "Issuer") hereby certify that the Issuer's Quarterly Report on Form 10-Q for the period ended June 30, 2003, which this certificate accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Signed:

/s/ Stephen F. Koziar
Stephen F. Koziar
President and Chief Executive Officer

/s/ Caroline E. Muhlenkamp
Caroline E. Muhlenkamp
Interim Group Vice President and Chief Financial Officer

Date: August 5, 2003

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CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002